UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 13, 2009

Federal Home Loan Bank of Cincinnati
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51399	31-6000228
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Atrium Two, P.O. Box 598, Cincinnati, Ohio		45201-0598
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	513-852-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2009, the Board of Directors ("Board") of the Federal Home Loan Bank of Cincinnati ("Bank") elected Michael R. Melvin, age 64, to serve as a Director on the Bank’s Board. Mr. Melvin is President and Chief Executive Officer of Perpetual Federal Savings Bank, Urbana, Ohio. In accordance with the regulations of the Federal Housing Finance Agency, the Board elected Mr. Melvin to a vacant member-director position currently allocated to the State of Ohio. The term assigned to the seat which Mr. Melvin holds ends on December 31, 2011.

On January 15, 2009, the Board approved the following revised fee schedule for directors:

• The Chairperson will receive $7,800 per meeting, to an annual maximum of $60,000.
• The Vice Chairperson will receive $7,150 per meeting, to an annual maximum of $55,000.
• Other Directors will receive $5,800 per meeting, to an annual maximum of $45,000.

In addition, the chair of each Committee of the Board will be paid the following annual fee: Audit Committee, $10,000; Finance & Business Risk Committee, $10,000; and other committees, $5,000. Other members of the Audit Committee will receive an additional $5,000. However, the Board Chair will not receive any additional compensation for chairing any Committee and no Director may receive fees totaling more than the annual amount paid to the Board Chair under this policy.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Cincinnati

January 16, 2009	By:	Donald R. Able

Name: Donald R. Able
Title: Senior Vice President and Controller